UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 26th, 2018

TOKEN COMMUNITES LTD.

(Exact name of registrant as specified in its charter)

Delaware	000-52403	81-3709511
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

#3 Bethesda Metro Center

Suite 700

Bethesda, Md 20814

(Address of principal executive offices and Zip Code)

(858) 945-8876

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement

On February 26th, 2018, the Company entered into an Acquisition and Share Exchange Agreement with Token Communities PLC., a Gibraltar company.

Item 5.01	Changes in Control of Registrant

Under the terms of the Agreement, the company has agreed that its majority shareholder Golden Square Equity Partners Limited shall return 19,266,000 Common shares to treasury and these shares shall be cancelled. At closing 100% of the issued and outstanding shares of Token Communities PLC, comprised of 500,000,000 ordinary shares were acquired by the Company, in exchange for 172,820, newly issued common shares equal to 64% of the Company’s outstanding common stock as of the closing date, thus making the shareholders of Token Communities PLC collectively the majority shareholders of the company, as well as the Company’s wholly owned subsidiary.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On February 26th, 2018, the Shareholders of the Company elected a new Board of Directors to the Company as follows:

Alexander Lightman, 57, has been appointed as Chief Executive Officer. He shall continue in his role as Chief Executive Officer of Token Communities PLC, as it is now a wholly owned subsidiary and operating unit of the company.

Alexander Lightman is an entrepreneur, speaker, and futurist with over two million words in print about the future. He is Chief Strategist for Passport Cities and an advisor to several ICOs, including Guardian Circle’s Guardium, Phireon Global Partners, and Science Incubator ICO. Mr. Lightman is the recipient of four global technology awards, including the first Economist Magazine Reader’s Award, and has written national innovation and technology transition plans for the US and Mexican governments and NATO. He is named as a “Global 100”. Mr. Lightman is an MIT graduate and attended graduate school at Harvard’s School of Government, and is the author of the first book on 4G and co-author of 2016 Amazon best-seller in seven categories, “Augmented: Life in the Smart Lane”.

Steven Knight, 58, FCA, TEP, MIOD was appointed as Director and Chairman of the Board, and shall also continue in his role as Chairman of Token Communities PLC, based in Gibraltar where he has operated as the Chairman of Castle Trust Group for twenty-five years. Steven Knight is a Chartered Accountant, a member of the Society of Trust and Estate Practitioners and the Institute of Directors. Formerly of Coopers & Lybrand and Touche Ross, he was appointed to start up and manage the Gibraltar office of Price Waterhouse in 1989. He established the Castle Group in 1992 and is widely considered as a specialist in international tax planning for both wealthy individuals and companies. Mr. Knight holds a Company Manager license issued by Gibraltar's Financial

Services Commission in relation to the provision of Directorships to Experienced Investor Funds. Castle Trust Group is a member of the Gibraltar Stock Exchange.

Peter Maddocks, 61, shall step down from the CEO position and will continue to serve as President and as Chief Financial Officer of the company.

ITEM 9.01 EXHIBITS

  (d) Exhibits.

99.1

Acquisition & Share Exchange Agreement

99.2

Shareholder’s Resolution for new Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26th, 2018

Token Communities Ltd.

By: /s/ Alexander Lightman
Alexander Lightman, Director, CEO